                                  EXHIBIT 15

                UNAUDITED INTERIM FINANCIAL INFORMATION LETTER

                                                                   EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

We are aware that our report dated January 22, 1999, except for the information in Note 2 as to which the date is January 27, 1999, on our reviews of interim condensed consolidated financial information of Digi International Inc. and subsidiaries (the Company) for the three month periods ended December 31, 1998 and 1997, and included in the Company's Form 10-Q for the quarter ended December 31, 1998, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-32956, 33-38898, 333-99, 333-1821, 333-23857 and 333-57869). Pursuant to Rule
436(c), under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                       PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 12, 1999